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                                EXHIBIT C

                     OPINION AND CONSENT OF ACTUARY




On behalf of American International Life Assurance Company of New York, I hereby consent to the inclusion of the section entitled "Illustration of Policy Values", and the Table of Minimum and Maximum Face Amounts in a Registration Statement of Form S-6 registering Variable Life Insurance Policies. The illustrations have been prepared in accordance with standard actuarial principles and reflect the operation of the Policy by taking into account all charges under the Policy and in the underlying fund.



                              /s/ Michael J. Burns
                              --------------------------
                              Michael J. Burns, FSA, MAAA


Dated:  April 28, 1997